Globus Medical Reports Preliminary Record Fourth Quarter and Full Year Sales Results

AUDUBON, PA, January 8, 2020: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal solutions company, today announced preliminary unaudited sales results for the fourth quarter and full year ending December 31, 2019. The company anticipates fourth quarter 2019 sales of approximately $211.0 million, an increase of 7.7% over the fourth quarter 2018. Full year 2019 sales are expected to be approximately $784.7 million, an increase of 10.1% over the prior year.

“Our fourth quarter capped another outstanding year for Globus Medical, as we delivered our third consecutive year of double-digit growth, combined with industry leading profitability” said Dave Demski, President and CEO. “The fourth quarter also marked our third consecutive quarter of strong revenue in Enabling Technologies, further demonstrating the superiority of our technology and our competitiveness against much larger companies. Musculoskeletal Solutions completed an outstanding year, growing by almost 11%, exhibiting strength across all sectors of our business, driven by record competitive recruiting and robust implant pull through from robotics. Finally, we couldn’t be more excited about 2020: as we exited 2019, our robotic pipeline has never been stronger; competitive recruiting is accelerating; and we anticipate several significant product introductions in both Musculoskeletal Solutions and Enabling Technologies.”

“We are pleased with our fourth quarter and full year performance,” said Keith Pfeil, CFO. “Our fourth quarter sales will be approximately 7.7% higher than the prior year fourth quarter.  We expect Enabling Technologies to deliver approximately $13.6 million in revenue in the fourth quarter and Musculoskeletal Solutions to grow approximately 8.7% for the quarter.  US growth is expected to be approximately 8.1% for the quarter while International growth is expected to be approximately 5.5%. We anticipate delivering 10.1% full year revenue growth and maintaining our industry leading profitability in a period of extensive investment within our Enabling Technologies business.”

The company established full year 2020 guidance of $850 million in sales and fully diluted non-GAAP earnings per share of $1.82.  “Our non-GAAP EPS guidance anticipates continued investments in Enabling Technologies and Trauma,” said Mr. Pfeil. “We expect our non-GAAP EPS to grow at approximately the same rate as revenue in 2020, reflecting improving EBITDA margins offset by higher non-cash expenses related to stock compensation and depreciation.”

These preliminary results are unaudited and are based on management’s initial analysis of operations for the periods ended December 31, 2019, and are therefore subject to change. The company expects to announce its fourth quarter and full year 2019 financial and operating results on February 20th.

About Globus Medical, Inc.

Globus Medical, Inc. is a leading musculoskeletal solutions company based in Audubon, PA.  The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, provision for litigation, and acquisition related costs, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition- related professional fees.  Our management also uses non-GAAP adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.

In addition, for the period ended December 31, 2019 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs and the tax effects of such adjustments. The tax impact of these non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs, and the tax effects of such adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the periods ended December 31, 2019 and for other comparative periods, we also present the non-GAAP measure of free cash flow, which represents the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Finally, we utilize the non-GAAP measure of constant currency sales growth, which is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period. We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable. Additionally, we have recast prior periods for non-GAAP net income and non-GAAP diluted earnings per share.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to transition Alphatec’s international customers to Globus Medical products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com